Exhibit 99.1

NEWS RELEASE

Contact:
Robert L. Johnson, Chairman & CEO	At Dresner Corporate Services
Curt Kollar, CFO	Steve Carr
706-645-1391	312-780-7211
bjohnson@charterbank.net or	scarr@dresnerco.com
ckollar@charterbank.net

CHARTER FINANCIAL ANNOUNCES FISCAL
2014 EARNINGS OF $6.0 MILLION

•Total fiscal 2014 average equity to average assets of 24.62%
•Net non-covered organic loan growth of 12.2% over prior year
•Tangible book value per share of $12.06 at September 30, 2014, up $0.25 year over year
•Basic and diluted EPS of $0.29 and $0.28, respectively, for the year
•Nonperforming non-covered assets at 0.65% of total non-covered assets at September 30, 2014
•Repurchased 4.9 million shares for $53.2 million during fiscal 2014

West Point, Georgia, November 5, 2014 — Charter Financial Corporation (the “Company”) (NASDAQ: CHFN) today reported net income of $6.0 million, or $0.29 and $0.28 per basic and diluted share, respectively, for the year ended September 30, 2014, compared with $6.3 million, or $0.30 per basic and diluted share, for the year ended September 30, 2013. The decrease in net income was primarily attributable to a $5.8 million decrease in discount accretion and amortization of the FDIC loss share receivable, partially offset by an increase to noninterest income and decreases to both interest expense and provision for loan losses.

Net income for the quarter ended September 30, 2014, was $1.0 million, or $0.06 per basic and diluted share, compared with $920,000, or $0.04 per basic and diluted share, for the quarter ended September 30, 2013. The slight increase in net income and earnings per share for the quarter ended September 30, 2014, was primarily the result of reduced provision for loan losses due to improved credit quality and higher noninterest income, partially offset by lower discount accretion and amortization. Earnings per share for the quarter ended September 30, 2014 also benefited from a lower weighted average number of common shares outstanding as a result of the share repurchases made during fiscal 2014.

Quarterly Operating Results

The improvement in reported quarterly earnings for the fourth quarter of fiscal 2014 compared with the fourth quarter of fiscal 2013 resulted primarily from the following items:

•	Borrowing expense decreased $124,000, or 17.1%.

•	Deposit expense decreased by $160,000, or 17.1%.

Exhibit 99.1

•	The cost of deposits decreased to 49 basis points for the quarter ended September 30, 2014, compared to 55 basis points for the quarter ended September 30, 2013.

•	Net interest margin excluding accretion and amortization of loss share receivable was 2.95% for the quarter ended September 30, 2014 compared with 2.68% the same quarter of 2013.

•	Provision for covered loan losses decreased by $122,000.

•	No provision required for non-covered loans compared to $300,000 the same quarter of 2013.

•	Noninterest income increased by $906,000, or 32.3%.

•	Deposit and bankcard fee income increased by a combined $501,000.

•	Gain on sale of loans and loan servicing release fees increased by $174,000.

The improvement was partially mitigated by the following items:

•	Net decrease to total interest income of $1.4 million due to impact of accretion income and FDIC loss share receivable amortization.

•	The average yield on loans was 5.05% for the quarter ended September 30, 2014 compared to 6.14% for the quarter ended September 30, 2013.

•	Salaries and employee benefits expense increased by $285,000, primarily related to stock awards made during the 2014 fiscal year.

Chairman and CEO Robert L. Johnson said, “We are pleased with our progress in improving our core earnings with $6.0 million in net income for the year in spite of having $5.8 million less in net discount accretion and amortization than we had in the prior year. We look forward to additional improvements in core earnings by building our non-covered loan portfolio while also improving noninterest income.”

Financial Condition

The Company's total assets were $1.0 billion at September 30, 2014, a decrease of $79.0 million from September 30, 2013, due predominantly to the reduction of cash and cash equivalents as a result of the Company's share repurchase programs. Net non-covered loans grew $65.9 million, or 14.0%, to $536.7 million at September 30, 2014, from $470.9 million at September 30, 2013. Of the $65.9 million in net non-covered loan growth, $8.3 million was due to a transfer of non-single family loans that are no longer covered by the FDIC due to the expiration of a non-single family loss sharing agreement during 2014. At September 30, 2014, $69.6 million of net loans receivable were covered by FDIC loss sharing, down from $109.0 million at September 30, 2013, due to the continued progress through the resolution process on loss share assets as well as due to the expired agreement mentioned previously.

Mr. Johnson continued, “In spite of the persisting slow-growth economic activity in our markets, we increased our net organic loan portfolio by $25.9 million during the quarter ended September 30, 2014 and $57.6 million during the year ended September 30, 2014, an increase of 12.2%, and hope to see this trend continue in the coming year.”

Total deposits were $717.2 million at September 30, 2014, compared with $751.3 million at September 30, 2013 due primarily to a $44.9 million decrease in time deposits. Core deposits increased from $475.4 million at September 30, 2013, to $486.2 million at September 30, 2014, due primarily to an increase in transaction accounts.

Total stockholders' equity decreased to $225.0 million at September 30, 2014, compared to $273.8 million at September 30, 2013, due predominantly to $53.2 million of share repurchases during fiscal 2014.

Net Interest Income and Net Interest Margin

Net interest income decreased to $7.1 million for the quarter ended September 30, 2014, compared with $8.3 million for the quarter ended September 30, 2013. Interest income decreased by $1.5 million while interest expense decreased by $284,000 quarter over quarter. The Company's net interest margin, excluding the effects of purchase accounting, increased to 2.95% for the quarter ended September 30, 2014, compared with 2.68% for the quarter ended September 30, 2013. Net interest margin, including the impact of loss share accounting, was 3.14% for the quarter ended September 30, 2014, and 3.44% for the quarter ended September 30, 2013.

Exhibit 99.1

Net interest income decreased to $29.9 million for the year ended September 30, 2014, from $35.3 million for the year ended September 30, 2013. Total interest income decreased to $35.6 million for the year ended September 30, 2014, compared to $42.6 million for the year ended September 30, 2013, due to lower average yields on loans and a decline in accretion income on acquired covered loans. Interest expense decreased to $5.7 million for the year ended September 30, 2014, compared with $7.4 million for the year ended September 30, 2013, primarily as a result of lower interest expense on certificates of deposit and borrowings. The Company's net interest margin, excluding the effects of purchase accounting, for the years ended September 30, 2014 and 2013 was 2.87% and 2.82%, respectively, while net interest margin, including the effects of purchase accounting, for the same periods was 3.22% and 3.82%, respectively.

Provision for Loan Losses

The Company recorded no provision for loan losses on non-covered loans and a negative provision of $127,000 on covered loans for the quarter ended September 30, 2014, compared to a provision of $300,000 on non-covered loans and a negative provision of $5,000 on covered loans for the same quarter in 2013.

For the year ended September 30, 2014, provision for loan losses on non-covered loans was $300,000 compared to a provision of $1.4 million for the year ended September 30, 2013. This decrease was due to an overall improvement in the non-covered loan portfolio. A negative provision for loan losses on covered loans of $1.0 million was recorded for the year ended September 30, 2014 due to improved credit quality and workout experience compared with an $89,000 provision for the year ended September 30, 2013.

Accounting for FDIC-Assisted Acquisitions

Mr. Johnson said, “We are pleased we have reduced the FDIC indemnification asset to $10.5 million. This is evidence we are in the homestretch in resolving the acquired problem assets. We continue evaluating the cash flows of the purchased loans and adjusting the indemnification asset, discount accretion and amortization of the indemnification asset based on revised cash flow estimates. We currently project remaining discount accretion of $6.0 million and $2.9 million in amortization resulting in a net future pre-tax income impact of $3.1 million from this purchase accounting.”

Noninterest Income and Expense

Noninterest income for the quarter ended September 30, 2014 was up $906,000 compared with the same period in fiscal 2013, due primarily to an increase in bankcard and deposit fees. Noninterest income increased $2.6 million to $14.3 million for the year ended September 30, 2014, compared with $11.7 million for fiscal 2013, due primarily to an increase in bankcard and deposit fees as well as a true-up receipt from the completion and renegotiation of a processing contract. As the use of bankcards increase due to the continued transition from paper to electronic transactions, the Company has experienced significant growth in third-party processing fees associated with this increased usage.

Noninterest expense for the quarter ended September 30, 2014 decreased slightly to $9.4 million compared with $9.5 million for the same quarter in fiscal 2013. Similarly, for the year ended September 30, 2014 noninterest expense remained relatively unchanged at $36.2 million compared with $36.3 million for fiscal 2013.

Asset Quality

Asset quality remained strong with nonperforming assets not covered by loss sharing agreements at 0.65% of total non-covered assets and the allowance for loan losses at 1.55% of total non-covered loans and 199.64% of nonperforming non-covered loans at September 30, 2014. The Company had net loan charge-offs of $132,000 on non-covered loans for the three months ended September 30, 2014, compared to net loan charge-offs of $492,000 on non-covered loans for the same period in fiscal 2013. For the year ended September 30, 2014, net charge-offs as a percent of average non-covered loans was 0.08% compared to 0.32% for fiscal 2013.

Exhibit 99.1

Capital Management

During the quarter ended September 30, 2014, the Company repurchased 1.7 million shares for approximately $18.8 million, or $11.06 per share.

Mr. Johnson said, “Since December 2013, we have completed three stock buyback programs, whereby the Company repurchased a combined 4.9 million shares, or approximately 21% of our common stock, at a discount to tangible book value. Meanwhile, in September we announced the approval of a new stock buyback program for up to 1.8 million shares, or approximately 10% of our outstanding shares, of which 1.2 million have been repurchased subsequent to fiscal year end for an average price of $10.92 per share. The 6.1 million of total shares repurchased were purchased at a combined discount to tangible book value of $6.6 million.”

Mr. Johnson concluded, “The Company's solid financial position affords us the ability to repurchase these shares which currently trade at a discount to tangible book value per share. We believe that this use of capital, along with our quarterly cash dividend, provides excellent stockholder value. In the coming fiscal year, we will continue to explore the opportunity for accretive acquisitions, organically grow our loan portfolio and improve profitability through the reduction of expenses and increased margins.”

About Charter Financial Corporation

Charter Financial Corporation is a savings and loan holding company and the parent company of CharterBank, a full-service community bank. On April 8, 2013, Charter Financial completed its conversion and reorganization from the mutual holding company form of organization to the stock holding company form of organization. CharterBank is headquartered in West Point, Georgia, and operates branches in West Central Georgia, East Central Alabama, and the Florida Gulf Coast. CharterBank's deposits are insured by the Federal Deposit Insurance Corporation.

Forward-Looking Statements
This release contains “forward-looking statements” that may be identified by use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” and “potential.” Examples of forward-looking statements include, but are not limited to, estimates with respect to our financial condition and results of operation and business that are subject to various factors that could cause actual results to differ materially from these estimates. These factors include but are not limited to general and local economic conditions; changes in interest rates, deposit flows, demand for mortgages and other loans, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products, and services. Any or all forward-looking statements in this release and in any other public statements we make may turn out to be wrong. They can be affected by inaccurate assumptions we might make or known or unknown risks and uncertainties. Consequently, no forward-looking statements can be guaranteed. Except as required by law, the Company disclaims any obligation to subsequently revise or update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Exhibit 99.1

Charter Financial Corporation
Condensed Consolidated Statements of Financial Condition (unaudited)

	September 30, 2014	September 30, 2013
Assets
Cash and amounts due from depository institutions	$10,996,959	$10,069,875
Interest-earning deposits in other financial institutions	88,465,994	151,382,606
Cash and cash equivalents	99,462,953	161,452,481
Loans held for sale, fair value of $2,090,469 and $1,883,244	2,054,722	1,857,393
Securities available for sale	188,743,273	215,118,407
Federal Home Loan Bank stock	3,442,900	3,940,300
Loans receivable:
Not covered under FDIC loss sharing agreements	546,570,720	480,152,265
Covered under FDIC loss sharing agreements	70,631,743	112,915,868
Allowance for loan losses (covered loans)	(997,524)	(3,924,278)
Unamortized loan origination fees, net (non-covered loans)	(1,364,853)	(1,100,666)
Allowance for loan losses (non-covered loans)	(8,473,373)	(8,188,896)
Loans receivable, net	606,366,713	579,854,293
Other real estate owned:
Not covered under FDIC loss sharing agreements	1,757,864	1,615,036
Covered under FDIC loss sharing agreements	5,557,927	14,068,846
Accrued interest and dividends receivable	2,459,347	2,728,902
Premises and equipment, net	20,571,541	21,750,756
Goodwill	4,325,282	4,325,282
Other intangible assets, net of amortization	423,676	803,886
Cash surrender value of life insurance	47,178,128	39,825,881
FDIC receivable for loss sharing agreements	10,531,809	29,941,862
Deferred income taxes	10,791,570	11,350,745
Other assets	6,693,433	771,779
Total assets	$1,010,361,138	$1,089,405,849

Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$717,192,200	$751,296,668
FHLB advances	55,000,000	60,000,000
Advance payments by borrowers for taxes and insurance	1,312,283	1,054,251
Other liabilities	11,901,786	3,277,094
Total liabilities	785,406,269	815,628,013
Stockholders’ equity:
Common stock, $0.01 par value; 18,261,388 shares issued and outstanding at September 30, 2014 and 22,752,214 shares issued and outstanding at September 30, 2013	182,614	227,522
Preferred stock, $0.01 par value; 50,000,000 shares authorized at September 30, 2014 and September 30, 2013	—	—
Additional paid-in capital	119,586,164	171,729,570
Unearned compensation – ESOP	(5,984,317)	(6,480,949)
Retained earnings	111,924,543	110,141,286
Accumulated other comprehensive loss	(754,135)	(1,839,593)
Total stockholders’ equity	224,954,869	273,777,836

Total liabilities and stockholders’ equity	$1,010,361,138	$1,089,405,849
__________________________________

(1)	Financial information as of and for the twelve months ended September 30, 2013 has been derived from audited financial statements.

Exhibit 99.1

Charter Financial Corporation
Condensed Consolidated Statements of Income (unaudited)

	Quarter Ended September 30,		Year Ended September 30,
	2014	2013	2014	2013
Interest income:
Loans receivable	$9,439,668	$8,846,371	$35,003,936	$38,815,683
Mortgage-backed securities and collateralized mortgage obligations	818,617	909,558	3,612,636	3,194,733
Federal Home Loan Bank stock	32,017	27,795	134,795	122,893
Other investment securities available for sale	16,022	38,862	72,336	175,150
Interest-earning deposits in other financial institutions	64,229	102,747	331,045	328,010
Amortization of FDIC loss share receivable	(1,910,707)	—	(3,507,017)	—
Total interest income	8,459,846	9,925,333	35,647,731	42,636,469
Interest expense:
Deposits	775,176	935,204	3,255,032	4,242,848
Borrowings	602,376	726,352	2,474,733	3,118,271
Total interest expense	1,377,552	1,661,556	5,729,765	7,361,119
Net interest income	7,082,294	8,263,777	29,917,966	35,275,350
Provision for loan losses, not covered under FDIC loss sharing agreements	-	300,000	300,000	1,400,000
Provision for covered loan losses	(126,896)	(4,877)	(1,012,560)	89,444
Net interest income after provision for loan losses	7,209,190	7,968,654	30,630,526	33,785,906
Noninterest income:
Service charges on deposit accounts	1,551,840	1,363,754	5,815,479	5,316,448
Bankcard fees	960,011	647,045	3,556,754	2,437,968
Gain on securities available for sale	—	29,604	200,704	249,517
Bank owned life insurance	326,779	299,530	1,252,246	993,961
Gain on sale of loans and loan servicing release fees	366,350	191,943	1,103,586	1,334,330
Brokerage commissions	137,776	119,950	590,255	588,493
FDIC receivable for loss sharing agreements (impairment) accretion	(235,824)	(185,683)	(174,291)	33,235
Other	601,348	335,963	1,932,277	698,922
Total noninterest income	3,708,280	2,802,106	14,277,010	11,652,874
Noninterest expenses:
Salaries and employee benefits	5,241,096	4,955,786	19,763,210	18,458,664
Occupancy	1,847,491	1,978,768	7,476,771	7,302,944
Legal and professional	371,722	647,495	1,681,667	1,922,817
Marketing	469,915	367,141	1,445,963	1,294,251
Federal insurance premiums and other regulatory fees	190,187	233,281	891,615	589,999
Net cost of operations of real estate owned	59,896	39,658	434,433	1,016,960
Furniture and equipment	177,427	213,417	727,627	828,652
Postage, office supplies and printing	219,353	275,197	865,853	1,082,231
Core deposit intangible amortization expense	79,696	111,706	380,210	476,423
Other	737,691	646,131	2,542,841	3,340,922
Total noninterest expenses	9,394,474	9,468,580	36,210,190	36,313,863
Income before income taxes	1,522,996	1,302,180	8,697,346	9,124,917
Income tax expense	480,919	382,408	2,742,213	2,868,500
Net income	$1,042,077	$919,772	$5,955,133	$6,256,417
Basic net income per share	$0.06	$0.04	$0.29	$0.30
Diluted net income per share	$0.06	$0.04	$0.28	$0.30
Weighted average number of common shares outstanding	17,936,142	22,004,910	20,591,302	20,629,531
Weighted average number of common and potential common shares outstanding	18,446,228	22,167,468	21,101,388	20,792,089
__________________________________

(1)	Financial information as of and for the twelve months ended September 30, 2013 has been derived from audited financial statements.

Exhibit 99.1

Charter Financial Corporation
Supplemental Financial Data (unaudited)
in thousands except per share data

	Quarter to Date					Year to Date
	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013	9/30/2014	9/30/2013

Consolidated balance sheet data:
Total assets	$1,010,361	$1,040,237	$1,077,870	$1,079,911	$1,089,406	$1,010,361	$1,089,406
Cash and cash equivalents	99,463	149,269	175,114	157,268	161,452	99,463	161,452
Loans receivable, net	606,367	582,403	572,040	576,567	579,854	606,367	579,854
Non-covered loans receivable, net	536,732	511,176	481,907	476,467	470,863	536,732	470,863
Covered loans receivable, net	69,635	71,227	90,133	100,100	108,991	69,635	108,991
Other real estate owned	7,316	9,345	10,744	11,996	15,684	7,316	15,684
Non-covered other real estate owned	1,758	1,331	849	1,054	1,615	1,758	1,615
Covered other real estate owned	5,558	8,014	9,895	10,942	14,069	5,558	14,069
Securities available for sale	188,743	185,040	201,578	208,064	215,118	188,743	215,118
Core deposits (2)	486,248	486,392	491,585	474,389	475,426	486,248	475,426
Total deposits	717,192	729,609	742,064	737,654	751,297	717,192	751,297
Borrowings	55,000	55,000	55,000	60,000	60,000	55,000	60,000
Total stockholders’ equity	224,955	243,414	270,265	273,164	273,778	224,955	273,778

Consolidated earnings summary:
Interest income	$8,460	$9,007	$8,923	$9,257	$9,925	$35,648	$42,636
Interest expense	1,378	1,386	1,430	1,536	1,661	5,730	7,361
Net interest income	7,082	7,621	7,493	7,721	8,264	29,918	35,275
Provision for loan losses on non-covered loans	—	—	—	300	300	300	1,400
Provision for loan losses on covered loans	(127)	(834)	(54)	2	(5)	(1,013)	89
Net interest income after provision for loan losses	7,209	8,455	7,547	7,419	7,969	30,631	33,786
Noninterest income	3,708	3,236	3,217	4,116	2,802	14,277	11,653
Noninterest expense	9,394	9,036	8,580	9,200	9,469	36,211	36,314
Income tax expense	481	870	693	698	382	2,742	2,869
Net income	$1,042	$1,785	$1,491	$1,637	$920	$5,955	$6,256

Per share data:
Earnings per share – basic	$0.06	$0.09	$0.07	$0.07	$0.04	$0.29	$0.30
Earnings per share – fully diluted	$0.06	$0.09	$0.07	$0.07	$0.04	$0.28	$0.30
Cash dividends per share	$0.05	$0.05	$0.05	$0.05	$0.30	$0.20	$0.35

Weighted average basic shares	17,936	20,747	21,701	22,007	22,005	20,591	20,630
Weighted average diluted shares	18,446	21,301	22,224	22,528	22,167	21,101	20,792
Total shares outstanding	18,261	19,960	22,603	22,998	22,752	18,261	22,752

Book value per share	$12.32	$12.20	$11.96	$11.88	$12.03	$12.32	$12.03
Tangible book value per share	$12.06	$11.95	$11.74	$11.66	$11.81	$12.06	$11.81
__________________________________

(1)	Financial information as of September 30, 2013 has been derived from audited financial statements.

(2)	Core deposits include transaction accounts, money market accounts and savings accounts.

Exhibit 99.1

Charter Financial Corporation
Supplemental Information (unaudited)
dollars in thousands

	Quarter to Date					Year to Date
	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013	9/30/2014	9/30/2013

Not covered by loss share agreements
Loans receivable: (1)
1-4 family residential real estate	$152,811	$139,803	$135,181	$133,331	$124,571	$152,811	$124,571
Commercial real estate	300,556	284,591	271,156	267,818	269,609	300,556	269,609
Commercial	24,760	21,172	21,501	22,793	23,774	24,760	23,774
Real estate construction	63,485	58,459	47,112	45,200	44,653	63,485	44,653
Consumer and other	4,959	17,010	16,531	16,908	17,545	4,959	17,545
Total non-covered loans receivable	$546,571	$521,035	$491,481	$486,050	$480,152	$546,571	$480,152

Allowance for loan losses:
Balance at beginning of period	$8,606	$8,431	$8,494	$8,189	$8,380	$8,189	$8,190
Charge-offs	(342)	(238)	(93)	(68)	(501)	(741)	(1,601)
Recoveries	209	13	30	73	10	325	200
Provision	—	—	—	300	300	300	1,400
Transfer (2)	—	400	—	—	—	400	—
Balance at end of period	$8,473	$8,606	$8,431	$8,494	$8,189	$8,473	$8,189

Nonperforming assets: (3)
Nonaccrual loans	$3,508	$4,243	$4,743	$4,975	$2,874	$3,508	$2,874
Loans delinquent 90 days or greater and still accruing	736	238	—	—	47	736	47
Total nonperforming non-covered loans	4,244	4,481	4,743	4,975	2,921	4,244	2,921
Other real estate owned	1,758	1,331	849	1,053	1,615	1,758	1,615
Total nonperforming non-covered assets	$6,002	$5,812	$5,592	$6,028	$4,536	$6,002	$4,536

Troubled debt restructuring:
Troubled debt restructurings - accruing	$6,154	$7,352	$7,603	$8,589	$12,302	$6,154	$12,302
Troubled debt restructurings - nonaccrual	1,674	2,094	2,094	2,261	439	1,674	439
Total troubled debt restructurings	$7,828	$9,446	$9,697	$10,850	$12,741	$7,828	$12,741

Covered by loss sharing agreements
Nonperforming assets:
Other real estate owned	$5,558	$8,014	$9,895	$10,942	$14,069	$5,558	$14,069
Covered loans 90+ days delinquent (4)	5,315	3,156	8,825	8,661	8,574	5,315	8,574
Total nonperforming covered assets	$10,873	$11,170	$18,720	$19,603	$22,643	$10,873	$22,643
__________________________________

(1)
Includes previously acquired loans in the amount of $8.6 million and $9.1 million at September 30, 2014 and June 30, 2014, respectively, related to the Neighborhood Community Bank non single-family loss sharing agreement with the FDIC that expired in June 2014.

(2)	Transfer of allowance related to acquired Neighborhood Community Bank non-single family loans upon expiration of the non-single family loss sharing agreement with the FDIC in June 2014.

(3)
Previously acquired loans that are no longer covered under the commercial loss sharing agreement with the FDIC are excluded from this table. Due to the recognition of accretion income established at the time of acquisition, acquired loans that are greater than 90 days delinquent or designated nonaccrual status are regarded as accruing loans for reporting purposes.

(4)	Covered loans contractually past due greater than ninety days are reported as accruing loans because of accretable discounts established at the time of acquisition.

Exhibit 99.1

Charter Financial Corporation
Supplemental Information (unaudited)

	Quarter to Date					Year to Date
	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013	9/30/2014	9/30/2013

Return on equity (annualized)	1.78%	2.71%	2.19%	2.39%	1.32%	2.28%	2.98%
Return on assets (annualized)	0.41%	0.67%	0.55%	0.60%	0.33%	0.56%	0.58%
Net interest margin (annualized)	3.14%	3.26%	3.18%	3.29%	3.44%	3.22%	3.82%
Net interest margin, excluding the effects of purchase accounting (1)	2.95%	2.90%	2.85%	2.77%	2.68%	2.87%	2.82%
Bank tier 1 leverage ratio	17.67%	19.51%	19.25%	19.05%	18.56%	17.67%	18.56%
Bank total risk-based capital ratio	27.90%	32.93%	34.18%	33.83%	33.83%	27.90%	33.83%
Effective tax rate	31.58%	32.77%	31.73%	29.90%	29.37%	31.53%	31.44%
Yield on loans	5.05%	5.44%	5.41%	5.55%	6.14%	5.36%	6.73%
Cost of deposits	0.49%	0.49%	0.49%	0.53%	0.55%	0.50%	0.61%

Ratios of non-covered assets:
Allowance for loan losses as a % of total loans	1.55%	1.65%	1.71%	1.74%	1.70%	1.55%	1.70%
Allowance for loan losses as a % of nonperforming loans	199.64%	192.06%	177.76%	170.74%	280.32%	199.64%	280.32%
Nonperforming assets as a % of total loans and REO	1.09%	1.11%	1.14%	1.24%	0.94%	1.09%	0.94%
Nonperforming assets as a % of total assets	0.65%	0.62%	0.59%	0.64%	0.49%	0.65%	0.49%
Net charge-offs as a % of average loans (annualized)	0.10%	0.18%	0.05%	—%	0.43%	0.08%	0.32%
__________________________________

1)
Net interest income excluding accretion and amortization of loss share loans receivable divided by net interest earning assets excluding loan accretable discounts in the amount of $6.1 million, $5.5 million, $3.5 million, $4.4 million, and $5.9 million, for the quarters ended September 30, 2014, June 30, 2014, March 31, 2014, December 31, 2013 and September 30, 2013, respectively, and $4.9 million and $9.2 million for the years ended September 30, 2014 and September 30, 2013, respectively.

Exhibit 99.1

Charter Financial Corporation
Average Balances, Interest Rates and Yields (unaudited)
dollars in thousands

	Quarter to Date
	9/30/2014			9/30/2013
	Average Balance	Interest	Average Yield/ Cost (10)	Average Balance	Interest	Average Yield/ Cost (10)
Assets:
Interest-earning assets:
Interest-earning deposits in other financial institutions	$115,090	$64	0.22%	$155,631	$103	0.26%
FHLB common stock and other equity securities	3,443	32	3.72	4,317	28	2.58
Mortgage-backed securities and collateralized mortgage obligations available for sale	173,113	819	1.89	199,000	909	1.83
Other investment securities available for sale (1)	15,744	16	0.41	25,666	39	0.61
Loans receivable (1)(2)(3)(4)	595,959	7,161	4.81	576,486	7,053	4.89
Accretion and amortization of loss share loans receivable (5)		368	0.24		1,793	1.23
Total interest-earning assets	903,349	8,460	3.75	961,100	9,925	4.13
Total noninterest-earning assets	118,774			142,279
Total assets	$1,022,123			$1,103,379
Liabilities and Equity:
Interest-bearing liabilities:
NOW accounts	$173,813	$42	0.10%	$166,575	$48	0.12%
Rewards checking	45,798	27	0.23	49,731	32	0.26
Savings accounts	48,734	2	0.02	48,986	5	0.04
Money market deposit accounts	123,641	70	0.23	128,365	68	0.21
Certificate of deposit accounts	238,705	635	1.06	280,887	782	1.11
Total interest-bearing deposits	630,691	776	0.49	674,544	935	0.55
Borrowed funds	55,000	602	4.38	67,663	726	4.29
Total interest-bearing liabilities	685,691	1,378	0.80	742,207	1,661	0.90
Noninterest-bearing deposits	87,829			75,806
Other noninterest-bearing liabilities	14,024			7,575
Total noninterest-bearing liabilities	101,853			83,381
Total liabilities	787,544			825,588
Total stockholders' equity	234,579			277,791
Total liabilities and stockholders' equity	$1,022,123			$1,103,379
Net interest income		$7,082			$8,264
Net interest earning assets (6)		$217,658			$218,893
Net interest rate spread (7)			2.95%			3.23%
Net interest margin (8)			3.14%			3.44%
Net interest margin, excluding the effects of purchase accounting (9)			2.95%			2.68%
Ratio of average interest-earning assets to average interest-bearing liabilities			131.74%			129.49%
__________________________________

(1)	Tax exempt or tax-advantaged securities and loans are shown at their contractual yields and are not shown at a tax equivalent yield.

(2)	Includes net loan fees deferred and accreted pursuant to applicable accounting requirements.

(3)	Interest income on loans is interest income as recorded in the income statement and, therefore, does not include interest income on nonaccrual loans.

(4)	Interest income on loans excludes discount accretion and amortization of the indemnification asset.

(5)	Accretion of accretable purchase discount on loans acquired in FDIC-assisted acquisitions and amortization of the overstatement of FDIC indemnification asset.

(6)	Net interest-earning assets represent total average interest-earning assets less total average interest-bearing liabilities.

(7)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(8)	Net interest margin represents net interest income as a percentage of average interest-earning assets.

(9)
Net interest income excluding accretion and amortization of loss share loans receivable divided by net interest earning assets excluding loan accretable discounts in the amount of $6.1 million and $5.9 million for the quarters ended September 30, 2014 and September 30, 2013, respectively.

(10)	Annualized.

Exhibit 99.1

Charter Financial Corporation
Average Balances, Interest Rates and Yields (unaudited)
dollars in thousands

	Year Ended
	9/30/2014			9/30/2013
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Assets:
Interest-earning assets:
Interest-earning deposits in other financial institutions	$138,859	$331	0.24%	$139,922	$328	0.23%
FHLB common stock and other equity securities	3,671	135	3.67	4,802	123	2.56
Mortgage-backed securities and collateralized mortgage obligations available for sale	181,836	3,613	1.99	176,801	3,195	1.81
Other investment securities available for sale (1)	18,273	72	0.40	25,274	175	0.69
Loans receivable (1)(2)(3)(4)	587,486	28,410	4.84	577,077	29,892	5.18
Accretion and amortization of loss share loans receivable (5)		3,087	0.52		8,923	1.52
Total interest-earning assets	930,125	35,648	3.83	923,876	42,636	4.61
Total noninterest-earning assets	130,908			150,891
Total assets	$1,061,033			$1,074,767
Liabilities and Equity:
Interest-bearing liabilities:
NOW accounts	$175,265	$190	0.11%	$157,579	$203	0.13%
Rewards checking	47,701	114	0.24	51,454	178	0.35
Savings accounts	48,367	10	0.02	49,443	23	0.05
Money market deposit accounts	126,578	281	0.22	131,890	313	0.24
Certificate of deposit accounts	252,374	2,660	1.05	308,616	3,526	1.14
Total interest-bearing deposits	650,285	3,255	0.50	698,982	4,243	0.61
Borrowed funds	57,211	2,475	4.33	74,211	3,118	4.20
Total interest-bearing liabilities	707,496	5,730	0.81	773,193	7,361	0.95
Noninterest-bearing deposits	80,157			84,939
Other noninterest-bearing liabilities	12,104			6,982
Total noninterest-bearing liabilities	92,261			91,921
Total liabilities	799,757			865,114
Total stockholders' equity	261,276			209,653
Total liabilities and stockholders' equity	$1,061,033			$1,074,767
Net interest income		$29,918			$35,275
Net interest earning assets (6)		$222,629			$150,683
Net interest rate spread (7)			3.02%			3.66%
Net interest margin (8)			3.22%			3.82%
Net interest margin, excluding the effects of purchase accounting (9)			2.87%			2.82%
Ratio of average interest-earning assets to average interest-bearing liabilities			131.47%			119.49%
__________________________________

(1)	Tax exempt or tax-advantaged securities and loans are shown at their contractual yields and are not shown at a tax equivalent yield.

(2)	Includes net loan fees deferred and accreted pursuant to applicable accounting requirements.

(3)	Interest income on loans is interest income as recorded in the income statement and, therefore, does not include interest income on nonaccrual loans.

(4)	Interest income on loans excludes discount accretion and amortization of the indemnification asset.

(5)	Accretion of accretable purchase discount on loans acquired in FDIC-assisted acquisitions and amortization of the overstatement of FDIC indemnification asset.

(6)	Net interest-earning assets represent total average interest-earning assets less total average interest-bearing liabilities.

(7)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(8)	Net interest margin represents net interest income as a percentage of average interest-earning assets.

(9)
Net interest income excluding accretion and amortization of loss share loans receivable divided by net interest earning assets excluding loan accretable discounts in the amount of $4.9 million and $9.2 million for the years ended September 30, 2014 and September 30, 2013, respectively.